CONFIRMING STATEMENT

            This Statement confirms that the undersigned, Mitchel Weinberger, has authorized and designated Charles F. McCoy to execute and file on the undersigned's behalf Form ID, Uniform Application For Access Codes To File On EDGAR, and all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Unifi, Inc.  The authority of Charles F. McCoy under this Confirming Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in the securities of Unifi, Inc., unless earlier revoked in writing.  The undersigned acknowledges that Charles F. McCoy is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934.

Date: 03/09/2011                                                     /s/ MITCHEL WEINBERGER
                                                                                       Mitchel Weinberger